EXHIBIT 10.2
Carlyle Global Credit Investment Management L.L.C.
One Vanderbilt Avenue, Suite 3400
New York, New York 10017

January 11, 2021

Linda Pace
Chair of the Board of Directors, Chief Executive Officer and President
TCG BDC II, Inc.
One Vanderbilt Avenue, Suite 3400
New York, New York 10017

Re:	Amendment to Investment Advisory Agreement

Dear Ms. Pace:

Reference is hereby made to the Investment Advisory Agreement (the “Advisory Agreement”), dated as of June 26, 2017, by and between TCG BDC II, Inc. (the “Company”) and Carlyle Global Credit Investment Management L.L.C. (the “Adviser”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Advisory Agreement.

The Adviser hereby agrees that Section 3(a)(i) of the Advisory Agreement shall be amended and restated as follows: “The Management Fee will be calculated at an annual rate of 1.25% of the Company’s average Capital Under Management (as defined below) at the end of the then-current quarter and the prior calendar quarter; provided, however, effective September 12, 2021, the Management Fee will be calculated at an annual rate of 1.00% of the Company’s average Capital Under Management at the end of the then-current quarter and the prior calendar quarter.” Except as expressly amended hereby, the Advisory Agreement remains in full force and effect.

This letter agreement (the “Letter Agreement”) and the Advisory Agreement contain the entire agreement of the parties and supersede all prior agreements, understandings and arrangements with respect to the subject matter hereof and thereof.  This Letter Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), this Letter Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), in each such case, to the extent the applicable laws of the State of New York or any of the provisions herein conflict with the provisions of the Investment Company Act or the Advisers Act, the Investment Company Act and the Advisers Act, as applicable, shall control.

This Letter Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement. Facsimiles, e-mail transmission of .pdf signatures or other electronic copies of signatures shall be deemed to be originals.

[Signature Page Follows.]

4815-2023-7780 v.3

Sincerely yours,

Carlyle Global Credit Investment Management L.L.C. By: _________________ Name: Joshua Lefkowitz Title: Chief Legal Officer of Global Credit
ACKNOWLEDGED AND AGREED:

TCG BDC II, INC.

By: _________________ Name: Linda Pace Title: CEO & President